UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2007 (December 12, 2007)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)
+41 (44) 718 10 32
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2007, the Albanian Council of Ministers approved Decision No. 796 regarding the approval of production sharing contracts for exploration, development and production of hydrocarbons in onshore Albania, in Blocks A-B and D-E, between the Ministry of Economy, Trade and Energy, represented by the National Agency of Natural Resources (AKBN) and DWM Petroleum AG (“DWM”) (the "Contracts"). DWM is the 100% subsidiary of Manas Petroleum Corporation (the “Corporation” and "We").

The Contracts comprise four blocks that cover approximately 3,100 km2 (or approximately 766,000 acres).

The Contracts covering the blocks set out minimum work and expenditure requirements for three phases that we must comply with to maintain the exploration rights for the different blocks. Failure to comply with the work and financial requirements in any one phase means that the exploration period will terminate and we will not be able to enter the other phases for the applicable blocks. Although one of the Contracts covers two blocks and the other covers the other two, the programs for each set of blocks are mostly identical. Under the Contracts, if the three phases are completed, they will take between seven and ten years to complete and will require a minimum expenditure of $15,620,000 for each of the two Contracts.

We have three years from the date the Council of Ministers ratified the Contracts to complete the requirements in Phase 1. After Phase 1, we have the option either to continue pursuing or to relinquish the exploration rights. The Phase 1 Minimum Work and Financial Program requires the undertaking of a minimum of $400,000 in geological and geophysical studies, the re-processing of at least 200 kilometers of seismic data at a minimum cost of $120,000 and the acquisition and processing of either 300 kilometers of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

We have two years from the completion of Phase 1 to complete the requirements in Phase 2. We may extend this phase at no additional cost for another year. The Phase 2 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies, and the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

We have three years from the completion of Phase 2 to complete the requirements in Phase 3.  We may extend this phase at no additional cost for another two years, less any time by which we extended Phase 2. The Phase 3 Minimum Work and Financial Program requires the undertaking of a minimum of $300,000 in geological and geophysical studies and the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

The Corporation announced the approval of the Contracts in a press release on December 13, 2007, which is attached as Exhibit 99.1 and incorporated by reference into this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

Date: December 13, 2007

By: /s/ Peter-Mark Vogel
Name:  Peter-Mark Vogel
Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                Description
99.1	Press release issued by the Corporation on December 13, 2007 announcing ratification of the Agreements by the Albanian Council of Ministers